Exhibit 10.15

CONSENT TO SUBLEASE

This Consent to Sublease (this “Consent”) is made as of June 8, 2022, by 601 & 651 GATEWAY CENTER LP, a Delaware limited partnership, having an address of 26 North Euclid Avenue, Pasadena, California 91101, Attn: Corporate Secretary, Re: 601/651 Gateway (“Landlord”), ICON CLINICAL RESEARCH, LLC, a Delaware limited liability company, having an address of 601 Gateway Boulevard, Suite 1250, South San Francisco, CA 94080, Attn: Lease Administrator (“Tenant”), and CORTEXYME, INC., a Delaware corporation, having an address of 601 Gateway Boulevard, Suite 1250, South San Francisco, CA 94080, Attn: Legal Department (“Sublessee”) with reference to the following Recitals.

R E C I T A L S

A.
Landlord and Tenant are now parties to that certain Office Lease dated October 22, 2012, as amended by that certain First Amendment to Office Lease dated October 2, 2017, as further amended by that certain Second Amendment to Office Lease dated July 27, 2018, and as further amended by that certain Assignment and Assumption of Lease, Consent to Assignment and Third Amendment to Lease dated September 21, 2020 (as amended, the “Lease”) wherein Landlord leases to Tenant certain premises (the “Premises”) containing approximately 4,280 rentable square feet commonly known as Suite 1250 and located at 601 Gateway Boulevard, South San Francisco, California (the “Building”), and more particularly described in the Lease.

B.
Tenant desires to sublease to Sublessee all of the Premises (the “Subleased Premises”) together with non-exclusive access to certain common areas and parking spaces, all as more particularly described in and pursuant to the provisions of that certain Sublease between Tenant and Sublesee (the “Sublease”), a copy of which is attached hereto as Exhibit A.

C.
Tenant desires to obtain Landlord’s consent to the Sublease.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

1.
All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.
This Consent shall not be effective and the Sublease shall not be valid unless and until Landlord shall have received: (a) a fully executed counterpart of this Consent, and (b) an insurance certificate from Sublessee, as insured, evidencing no less than the insurance requirements set forth in the Sublease. Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete.

3.
Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to:

(a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

4.
Nothing contained herein or in the Sublease shall be construed to:

a.
modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including, without limitation, Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

b.
require Landlord to accept any payments from Sublessee on behalf of Tenant, except as expressly provided in Section 7 hereof.

Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

5.
Notwithstanding anything in the Sublease to the contrary:

a.
Sublessee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises. Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party or required to be carried by such party and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

b.
Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, the terms of this Consent shall control.

c.
The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

d.
If Landlord terminates the Lease as a result of a default by Tenant thereunder, or the Lease terminates for any other reason, the Sublease shall automatically terminate concurrently therewith.

6.
Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

7.
Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord. If Landlord gives Sublessee notice that Tenant is in default under the Lease, Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

8.
Tenant shall be responsible for any brokerage commission or fee payable as a result of the Sublease. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant. Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

9.
Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay to Landlord an amount equal to the actual, reasonable legal fees incurred by Landlord in connection with this Consent.

10.
Tenant and Sublessee agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord’s status as a real estate investment trust. Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

11.
Tenant and Sublessee hereby each confirms as to itself and all its beneficial owners that the same are currently (a) in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

12.
This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

13.
This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Premises are located, without regard to its principles of conflicts of law.

14.
This Consent may be executed in 3 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Consent and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:

601 & 651 GATEWAY CENTER LP,

a Delaware limited partnership

By: GATEWAY CENTER GP LLC,

a Delaware limited liability company, general partner

By: GATEWAY PORTFOLIO MEMBER LLC,

a Delaware limited liability company, managing member

By: GATEWAY PORTFOLIO HOLDINGS LLC,

a Delaware limited liability company, managing member

By: ARE-SAN FRANCISCO NO. 83, LLC,

a Delaware limited liability company, managing member

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, general partner

By: Kristen Childs

Its: Vice President - Real Estate

TENANT: ICON CLINICAL RESEARCH LLC,

a Delaware limited liability company

By:George McMillan

Its: EVP, Chief Commercial Officer

I hereby certify that the signature, name, and title above

are my signature, name and title

SUBLESSEE: CORTEXYME, INC.

a Delaware corporation

By: Caryn McDowell

Its: Chief Legal and Administrative Officer

I hereby certify that the signature, name, and title above

are my signature, name and title